SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) November 11, 2004

                             ESSENTIAL REALITY, INC.
               (Exact name of Registrant as Specified in Charter)


          Nevada                     000-32319                   33-0851302
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(State of Other Jurisdiction        (Commission                 (IRS Employer
     of Incorporation)              File Number)             Identification No.)

                   15-15 132nd Street, College Point, New York 11356
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                    (Address of Principal Executive Offices)

        Registrant's telephone number, including area code (718) 747-1500
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        (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

      On November 11, 2004 Alliance Distributors Holding, Inc., a wholly owned operating subsidiary of the Company ("Alliance"), entered into a Financing Agreement with Rosenthal & Rosenthal Inc. ("Rosenthal") which replaces the factoring agreement. Under the Agreement, Rosenthal may in its discretion lend up to $5 million to Alliance based on eligible inventory and receivables. All borrowings are due on demand, are secured by substantially all of the assets of Alliance and are subject to the Company's compliance with certain financial covenants. The Agreement terminates on November 30, 2007 unless sooner terminated by Rosenthal on 30 days' notice. Interest on outstanding borrowings is payable at a variable rate per annum, equal to the prime rate (but not less than 4.75 percent) plus 2.00 percent. The Company's CEO and the Company's President signed limited guaranties in respect of borrowings under the Agreement. In connection with the Agreement, the Company issued to Rosenthal the warrant described in Item 3.02 of this Report on Form 8-K.

The foregoing summary of certain terms of the Agreement is qualified by reference to the actual terms of the instruments that are included as exhibits with this filing.

Item 2.02. Results of Operations and Financial Condition.

      On November 15, 2004, the Registrant announced its third quarter results for the three and nine months ended September 30, 2004. The press release regarding this announcement is attached hereto as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities.

On November 11, 2004 the Company issued to Rosenthal & Rosenthal ("Rosenthal") a warrant (the "Warrant") to purchase 500,000 shares of common stock at $0.10 per share.

(a) The Warrants may be exercised for cash or on a cashless basis (i.e., by deducting from the number of shares otherwise issuable on exercise a number of shares that have a then market value equal to the exercise price) All share and dollar amounts in this Item 3.02 give effect to the proposed 1 for 44 reverse split of common stock that is referred to in the Form 14C that the Company filed on October 26, 2004.

(b) The Warrant was issued in order to induce Rosenthal to enter into the Financing Agreement referred in Item 1.01 of this Report.

(c) The Warrant was issued in a private placement under the exemption set forth in Section 4(2) of the Securities Act of 1933 Act (the "Act"). The Company agreed to register the shares issuable on exercise of the Warrant.

(d) The Warrant expires on November 30, 2010. On notice by the Company the Warrants will expire earlier if the closing price of the common stock during a period designated in the Warrants is not less than $0.40 per share.

The foregoing summary of certain terms of the Warrant is qualified by reference to the actual terms of the instrument that is included as an exhibit with this filing.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)   Exhibits Furnished
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            4.1 Form of  Warrant issued to Rosenthal & Rosenthal

            10.1 Form of Financing Agreement

            10.2 Form of Security Agreement

            10.3 Form of Guaranty

            10.4 Form of Registration Rights Agreement

            99.1  Press Release dated November 15,2004

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ESSENTIAL REALITY, INC.

Date:    November 15, 2004                By: /s/ Jay Gelman
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                                            Name: Jay Gelman
                                            Title:Chairman and
                                            Chief Executive Officer